Exhibit 99.1

HCI Group Reports Second Quarter 2018 Results

Tampa, Fla. – August 2, 2018 – HCI Group, Inc. (NYSE:HCI), a holding company primarily engaged in homeowners insurance, with additional operations in reinsurance, real estate and information technology, reported results for the three and six months ended June 30, 2018.

Second Quarter 2018 - Financial Results

Net income for the second quarter of 2018 totaled $6.4 million or $0.92 diluted earnings per share compared with $9.5 million or $0.93 diluted earnings per share in the second quarter of 2017. Adjusted net income (a non-GAAP financial measure which excludes unrealized gains or losses on equity securities) for the quarter was $7.6 million or $1.01 per fully diluted share. The company has included in this press release an explanation of adjusted net income as well as a reconciliation to net income and earnings per share calculated in accordance with generally accepted accounting principles (known as “GAAP”).

Gross premiums earned totaled $85.9 million compared with $90.1 million in the same period in 2017. The decrease was primarily attributable to attrition in the number of insurance policies outstanding.

Gross premiums written were $132.4 million compared with $134.4 million in the same quarter of 2017.

Premiums ceded increased to $33.0 million or 38.4% of gross premiums earned from $28.2 million or 31.3% of gross premiums earned in the second quarter of 2017.

Net premiums earned (defined as gross premiums earned less premiums ceded to reinsurers) were $53 million compared with $61.8 million in the same period in 2017.

Net premiums written (defined as gross premiums written less premiums ceded to reinsurers) were $99.4 million compared with $106.2 million in the same period in 2017.

Net realized investment gains were $2.7 million compared with $1.8 million in the same period in 2017. The gains in 2018 resulted primarily from sales intended to rebalance the company’s investment portfolio.

Losses and loss adjustment expenses were $21.8 million compared with $27.7 million in the same period in 2017. The decrease is due to fewer non-catastrophe claims in the second quarter of 2018 compared to the second quarter of 2017. Loss reserves established during the second quarter of 2018 primarily pertained to claims in the 2018 loss year, whereas the 2017 losses and loss adjustment expenses were impacted by the strengthening of loss reserves in response to trends involving assignment of insurance benefits and related litigation.

General and administrative personnel expenses were $7.8 million compared with $7.4 million in the same period in 2017.

The increase was due to the reclassification of cumulative dividends paid on unvested restricted stock awards which have market-based vesting conditions that will not be met.

Income tax expense was $5.1 million compared with $4.8 million in the same quarter in 2017. The increase was attributable to the derecognition of deferred tax assets and the disallowance of deductibility of dividends reclassified to expense, both of which relate to certain restricted stock awards granted in 2013 having market-based vesting thresholds that will not be met. The increase was offset by tax savings from a lower federal corporate income tax rate attributable to the Tax Cut and Jobs Act of 2017 that became effective January 1, 2018.

Second Quarter 2018 - Financial Ratios

Loss expenses were 25.4% of gross premiums earned for the second quarter of 2018 compared with 30.7% in 2017. The decrease was primarily due to fewer losses and loss adjustment expenses in the second quarter of 2018 compared to the second quarter of 2017.

The combined ratio (total of all expenses in relation to net premiums earned) was 89.3% for the second quarter of 2018 compared with 86.1% in the second quarter of 2017.

Six Months Ended June 30, 2018 - Financial Results

Net income for the six months ended June 30, 2018 totaled $17.2 million or $2.03 diluted earnings per common share compared with $21.6 million or $2.07 diluted earnings per common share for the six months ended June 30, 2017. The decrease was primarily due to a decrease in net premiums earned and a decrease in net realized and unrealized investment gains, offset by a decrease in losses and loss adjustment expenses. Adjusted net income (a non-GAAP measure which excludes unrealized gains or losses on equity securities) for the six-month period was $20.3 million or $2.27 per fully diluted share. An explanation of this non-GAAP financial measure and reconciliations to the applicable GAAP numbers accompany this press release.

Gross premiums earned decreased to $171.7 million from $181.7 million in the same period in 2017. The decrease was primarily attributable to policy attrition. Gross premiums written were $202.5 million compared with $205.9 million in the same six-month period of 2017.

Premiums ceded were $65.2 million or 38.0% of gross premiums earned compared with $56.8 million or 31.3% of gross premiums earned during the same period in 2017.

Net premiums earned decreased to $106.5 million from $124.9 million for the six months ended June 30, 2017.

Net realized investment gains were $4.9 million compared with $2.5 million during the same period in 2017.

Losses and loss adjustment expenses for the six months ended June 30, 2018 and 2017 were $41.5 million and $53.2 million, respectively.

Interest expense was $9.0 million compared with $7.9 million in the same six-month period in 2017. The increase resulted from the effect of the issuance of 4.25% convertible senior notes in March 2017, offset in part by the redemption of the 8% senior notes in April 2017.

Income tax expense was $9.1 million compared to $11.9 million for the same six-month period in 2017, which resulted from the reduced federal corporate income tax rate effective January 1, 2018, offset by the derecognized deferred tax assets and the nondeductible expense of dividends paid, each related to certain market based restricted stock awards granted in 2013 for which vesting thresholds will not be met as described previously.

Book value per share, defined as shareholders’ equity divided by common shares outstanding at the end of the respective reporting periods, was $22.43 at June 30, 2018 compared with $22.14 at December 31, 2017.

Six Months Ended June 30, 2018 - Financial Ratios

Loss expenses were 24.1% of gross premiums earned for the six months ended June 30, 2018 compared with 29.3% in the six months ended June 30, 2017.

The combined ratio was 84.7% compared with 81.6% in the same period in 2017.

Management Commentary

“The company remains focused on shareholders and profitable results,” said Paresh Patel, HCI Group’s chairman and chief executive officer. “We believe our business model combined with our industry-leading technology has HCI well positioned for growth.”

Conference Call

HCI Group will hold a conference call later today, August 2, 2018, to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel and Chief Financial Officer Mark Harmsworth will host the call starting at 4:45 p.m. Eastern time. A question and answer session will follow management’s presentation.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company’s website at www.hcigroup.com.

Listen-only toll-free number: (877) 407-8033

Listen-only international number: (201) 689-8033

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at (949) 574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com through September 2, 2018.

Toll-free replay number: (877) 481-4010

International replay number: (919) 882-2331

Replay ID: 34799

About HCI Group, Inc.

HCI Group, Inc. owns subsidiaries engaged in diverse, yet complementary business activities, including homeowners’ insurance, reinsurance, real estate and information technology services. The company’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., is a leading provider of property and casualty insurance in the state of Florida.

The company’s common shares trade on the New York Stock Exchange under the ticker symbol “HCI” and are included in the Russell 2000 Index and the S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “confident,” “prospects” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. For example, the estimation of reserves for losses and loss adjustment expenses is an inherently imprecise process involving many assumptions and considerable management judgment. Some of these risks and uncertainties are identified in the company’s filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company’s business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Kevin Mitchell, Senior Vice President of Investor Relations

HCI Group, Inc.

Tel (813) 405-3603

kmitchell@hcigroup.com

Investor Relations Contact:

Matt Glover or Najim Mostamand, CFA

Liolios Group, Inc.

Tel (949) 574-3860

HCI@liolios.com

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HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollar amounts in thousands)

	At June 30, 2018	At December 31, 2017
	(Unaudited)
Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $166,552 and $235,633, respectively)	$165,133	237,484
Equity securities, at fair value (cost: $38,608 and $54,282, respectively)	40,125	59,956
Short-term investments at fair value	110,042	—
Limited partnership investments, at equity	25,951	23,184
Investment in unconsolidated joint venture, at equity	1,634	1,304
Real estate investments	64,081	58,358

Total investments	406,966	380,286

Cash and cash equivalents	216,453	255,884
Restricted cash	809	809
Accrued interest and dividends receivable	1,472	1,983
Income taxes receivable	3,108	16,192
Premiums receivable	25,897	17,807
Prepaid reinsurance premiums	29,580	22,286
Reinsurance recoverable:
Paid losses and loss adjustment expenses	12,903	2,344
Unpaid losses and loss adjustment expenses	82,998	100,760
Deferred policy acquisition costs	20,086	16,712
Property and equipment, net	12,845	12,465
Intangible assets, net	5,102	4,995
Other assets	23,493	9,741

Total assets	$841,712	842,264

Liabilities and Stockholders’ Equity
Losses and loss adjustment expenses	$172,387	198,578
Unearned premiums	194,828	164,896
Advance premiums	13,150	4,948
Assumed reinsurance balances payable	133	15
Accrued expenses	10,044	6,035
Reinsurance recovered in advance on unpaid losses	—	13,885
Deferred income taxes, net	2,993	1,890
Long-term debt	240,983	237,835
Other liabilities	16,173	20,207

Total liabilities	650,691	648,289

Stockholders’ equity:
7% Series A cumulative convertible preferred stock (no par value, 1,500,000 shares authorized, no shares issued and outstanding)	—	—
Series B junior participating preferred stock (no par value, 400,000 shares authorized, no shares issued or outstanding)	—	—
Preferred stock (no par value, 18,100,000 shares authorized, no shares issued or outstanding)	—	—
Common stock, (no par value, 40,000,000 shares authorized, 8,517,888 and 8,762,416 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively)	—	—
Additional paid-in capital	—	—
Retained income	192,080	189,409
Accumulated other comprehensive (loss) income, net of taxes	(1,059)	4,566

Total stockholders’ equity	191,021	193,975

Total liabilities and stockholders’ equity	$841,712	842,264

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Dollar amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Unaudited)
Revenue

Gross premiums earned	$85,919	90,088	171,691	181,707
Premiums ceded	(32,954)	(28,241)	(65,204)	(56,824)

Net premiums earned	52,965	61,847	106,487	124,883

Net investment income	3,399	2,810	6,617	5,644
Net realized investment gains	2,662	1,787	4,894	2,502
Net unrealized investment losses	(1,557)	—	(4,157)	—
Net other-than-temporary impairment losses	(40)	(177)	(80)	(390)
Policy fee income	855	908	1,720	1,816
Other	529	405	1,071	838

Total revenue	58,813	67,580	116,552	135,293

Expenses

Losses and loss adjustment expenses	21,803	27,665	41,458	53,194
Policy acquisition and other underwriting expenses	9,959	10,070	19,319	19,719
General and administrative personnel expenses	7,840	7,374	14,123	14,349
Interest expense	4,505	4,378	8,975	7,920
Loss on repurchases of senior notes	—	743	—	743
Other operating expenses	3,186	3,045	6,353	5,921

Total expenses	47,293	53,275	90,228	101,846

Income before income taxes	11,520	14,305	26,324	33,447

Income tax expense	5,117	4,763	9,130	11,885

Net income	$6,403	9,542	17,194	21,562

Basic earnings per share	$0.96	1.05	2.21	2.32

Diluted earnings per share	$0.92	0.93	2.03	2.07

Dividends per share	$0.375	0.35	0.725	0.70

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of basic and diluted income per common share calculated in accordance with GAAP is presented below.

	Three Months Ended			Six Months Ended
GAAP	June 30, 2018			June 30, 2018
	Income	Shares	Per Share	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Net income	$6,403			$17,194
Less: Loss (income) attributable to participating securities*	1,202			501

Basic Earnings Per Share:
Income allocated to common stockholders	7,605	7,923	$0.96	17,695	8,002	$2.21

Effect of Dilutive Securities:
Stock options	—	17		—	17
Convertible senior notes	3,160	3,803		6,294	3,801

Diluted Earnings Per Share:
Income available to common stockholders and assumed conversions	$10,765	11,743	$0.92	$23,989	11,820	$2.03

*

Loss attributable to participating securities for the three and six months ended June 30, 2018 included the reclassification of cumulative dividends paid on certain restricted stock with market based vesting conditions from retained income to expense.

Non-GAAP Financial Measures

Adjusted net income is a non-GAAP financial measure that removes from net income the effect of unrealized gains or losses on equity securities that are required to be included in results of operations in accordance with a new accounting standard effective January 1, 2018. HCI Group believes net income without the effect of volatility in equity prices is more comparable to prior period operating results. This financial measurement is not recognized in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and should not be viewed as an alternative to GAAP measures of performance. A reconciliation of GAAP Net income to non-GAAP Adjusted net income and GAAP diluted earnings per share to non-GAAP Adjusted diluted earnings per share is provided below.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

	Three Months Ended	Six Months Ended
	June 30, 2018	June 30, 2018
GAAP Net Income	$6,403	$17,194
Add back: Net unrealized investment losses	$1,557	$4,157
Less: Tax effect at 25.345%	$(395)	$(1,054)

Net adjustment to Net Income	$1,162	$3,103

Non-GAAP Adjusted Net Income	$7,565	$20,297

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of the basic and diluted income per common share calculated with the non-GAAP financial measure Adjusted net income is presented below.

	Three Months Ended			Six Months Ended
Non-GAAP	June 30, 2018			June 30, 2018
	Income	Shares	Per Share	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Adjusted net income (non-GAAP)	$7,565			$20,297
Less: Income attributable to participating securities*	1,124			292

Basic Earnings Per Share before unrealized gains/losses on equity securities:
Income allocated to common stockholders	8,689	7,923	$1.10	20,589	8,002	$2.57

Effect of Dilutive Securities:
Stock options	—	17		—	17
Convertible senior notes	3,160	3,803		6,294	3,801

Diluted Earnings Per Share before unrealized gains/losses on equity securities:
Income available to common stockholders and assumed conversions	$11,849	11,743	$1.01	$26,883	11,820	$2.27

*

Loss attributable to participating securities for the three and six months ended June 30, 2018 included the reclassification of cumulative dividends paid on certain restricted stock with market based vesting conditions from retained income to expense.

Reconciliation of GAAP Diluted EPS to non-GAAP Adjusted Diluted EPS

	Three Months Ended	Six Months Ended
	June 30, 2018	June 30, 2018
GAAP diluted Earnings Per Share	$0.92	$2.03
Add back: Net unrealized investment losses	$0.13	$0.35
Less: Tax effect at 25.345%	$(0.04)	$(0.11)

Net adjustment to GAAP diluted EPS	$0.09	$0.24

Non-GAAP Adjusted diluted EPS	$1.01	$2.27